Exhibit 10.2
AMENDMENT ONE TO THE
WHITNEY HOLDLING CORPORATION
RETIREMENT RESTORATION PLAN

Effective for Benefit Commencement Dates on or after December 1, 2008, Section 4.4, Form of Restoration Benefit, is amended in its entirety to read as follows:

4.4           Form of Restoration Benefit

A Participant's Restoration Benefit hereunder shall be payable in the form designated by a Participant during his or her Retirement Election Period, from among the following:

a.	Single Life Annuity - Equal monthly payments for the life of the Participant with no period of guaranteed payment.
b.
Term Certain Annuity - Equal monthly payments for the life of the Participant, with a period of 120 or 180 monthly guaranteed payments designated by the Participant.   If both the Participant and the Participant’s Beneficiary die before all of the guaranteed monthly payments have been made, the remaining monthly payments will be paid to the contingent Beneficiary designated by the Participant.

c.
Joint and Survivor Annuity - Equal monthly benefits payable for the life of the Participant and the Participant's Beneficiary, with 100%, 75% or 50% of the amount of the monthly payments made during the life of the Participant paid to the Participant’s Beneficiary after the Participant’s death.

d.
Joint and 100% Survivor Annuity with Guaranteed Payments - Equal monthly benefits payable for the life of a Participant with 100% of the amount of the monthly payment made during the life of the Participant paid to the Participant's Beneficiary after the Participant's death, with a period of 120 monthly payments, measured from the Participant's Benefit Commencement Date guaranteed. If both the Participant and the Participant’s Beneficiary die before all of the guaranteed monthly payments have been made, the remaining monthly payments will be paid to the contingent Beneficiary designated by the Participant.

If no designation is made, benefits hereunder shall be paid (a) in the form of a joint and 100% survivor annuity (if a Participant is married as of his or her Benefit Commencement Date), or (b) in the form of a single life annuity (if a Participant is not married as of his or her Benefit Commencement Date).  For purposes of this Plan, a Participant’s right to a series of annuity payments is treated as the right to separately identified payments.
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The Corporation has adopted this Amendment on the date shown below, but effective as of the date set forth above.

WHITNEY HOLDING CORPORATION
Date:  June 24, 2009                                        By: /s/ Paul D. Bergeron
                                                                             Paul D. Bergeron
                                                                             Senior Vice President, Director of HR